Exhibit 99.22

CONSENT

We hereby consent to the reference to our valuation of derivative during the investment in Series D preferred share with respect to the year ended December 31, 2014, appearing in this Current Report on Form 8-K of Elbit Imaging Ltd., and to the incorporation by reference of this Current Report in the Registration Statement on Form F-1 or F-3 (Registration No. 333-172122) and in the Registration Statements on Form S-8 (Registration No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820) of Elbit Imaging Ltd.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/ Giza Zinger Even
Giza Zinger Even

Tel-Aviv, Israel
March 26, 2015